UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2025 (June 20, 2025)

ClearOne, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33660	87-0398877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5225 Wiley Post Way, Suite 500, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

+1 (801) 975-7200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	CLRO	The NASDAQ Capital Market

Item 1.01               Entry into a Material Definitive Agreement.

On June 20, 2025, ClearOne, Inc., a Delaware corporation (the “Company”), entered into a Note Purchase Agreement (the “Purchase Agreement”) with First Finance Ltd., a California corporation (the “Purchaser”), pursuant to which the Purchaser purchased $3,000,000 of convertible notes of the Company (the “Notes”) in a private placement transaction (the “Offering”). The Offering was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

The Notes shall accrue interest at a rate of ten percent (10%) per annum. The Notes are convertible into a newly designated series of Class B Convertible Preferred Stock, $0.001 par value per share, of the Company which will be created pursuant to the Purchase Agreement (the "Class B Preferred Stock") at a conversion price of $1,000 per share of Class B Preferred Stock. Each share of Class B Preferred Stock is convertible into shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), at the election of the holders of the Class B Preferred Stock at a conversion price of $6.008 per share of Common Stock (the "Class B Conversion Price"), which was the Nasdaq Minimum Price calculated in accordance with Section 5636(d) of the Nasdaq Stock Market Rules at the time the Company and the Purchaser entered into the Purchase Agreement. Under the terms of the Purchase Agreement, the Purchaser may, at its sole election, purchase up to an additional $2,000,000 of shares of Class B Preferred Stock at a purchase price of $1,000 per share (the "Purchase Option").

The Purchase Agreement provides for the Company to seek a sale of all or substantially all of the Company's current assets and operations in one or more transactions (collectively, the "Asset Sale") and to distribute the net proceeds of the Asset Sale, if any, to the current holders of the Company's Common Stock on a pro rata basis. To facilitate the distribution of the proceeds of any Asset Sale to the holders of the Company's Common Stock, the Purchase Agreement further provides for the creation of a newly designated series of Class A Redeemable Preferred Stock, $0.001 par value per share, of the Company (the "Class A Preferred Stock"). If an Asset Sale is not completed within 180 days of the date of issuance of the Class A Preferred Stock, then the Company is required to exercise commercially reasonable efforts to cause the liquidation or sale of its current operating business and assets and redeem the Class A Preferred Stock with the net proceeds of such liquidation or sale. The Class A Preferred Stock will be issued as a dividend on the Common Stock on or before July 18, 2025, and each issued and outstanding share of Common Stock and each issued and outstanding Common Stock equivalents will receive one share of Class A Preferred Stock. The Class A Preferred Stock shall be redeemable for the net proceeds of the Asset Sale, if any. Immediately following the date that the Class A Preferred Stock is issued, the Notes and all accrued and unpaid interest thereon shall automatically convert to shares of Class B Preferred Stock on the following business day. Mr. Edward D. Bagley, who beneficially owns approximately 839,369 shares of Common Stock, or approximately 32.7% of the issued and outstanding shares of Common Stock on an as-converted basis, would remain the Company's largest stockholder.

In connection with the entry into the Purchase Agreement by the parties, the Company's Board of Directors (the "Board") expanded the size of the Board from four to five members (with two current vacancies after such expansion) and appointed Eric Boehnke and Youngsun Park, a/k/a Sunny Park, to the Board as nominees of the Purchaser, each to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal. See Item 5.02 below for additional information about Messrs. Boehnke and Park.

The Purchase Agreement also requires the Company to use its reasonable best efforts to repurchase outstanding warrants to purchase up to 334,816 shares of Common Stock that are held by certain institutional investors and current and former insiders of the Company that were issued in private placement transactions in December 2019, September 2020 and September 2021, as further described in the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties.

The foregoing summaries of the Purchase Agreement and Notes do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 3.01              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 20, 2024, the Company received a letter from the Listing Qualifications Department (the "Staff") of the Nasdaq Stock Market ("Nasdaq") informing the Company that because the closing bid price for the Company's Common Stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company was not in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Marketplace Rule 5550(a)(2) (the "Minimum Bid Price Requirement"). The Company was given a period of 180 calendar days from June 20, 2024, or until December 17, 2024, to regain compliance with the Minimum Bid Price Requirement.

On December 18, 2024, the Company received a letter from Nasdaq advising that the Company has been granted a 180-day extension to June 16, 2025 to regain compliance with the Minimum Bid Price Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A).

Effective as of the opening of trading on June 10, 2025, the Company effected a 1-for-15 reverse stock split of its Common Stock.

On June 18, 2025, the Company received a letter from Nasdaq advising that the Company had not regained compliance with the Minimum Bid Price Requirement as of June 16, 2025 and that the trading in the Company's Common Stock on the Nasdaq Capital Market would be suspended as of the opening of trading on June 25, 2025 and the Company would be delisted from the Nasdaq Capital Market.

On June 24, 2025, the Company received a letter from Nasdaq advising that the Company's Common Stock had traded above $1.00 per share for the ten consecutive trading days ending June 24, 2025 and had regained compliance with the Minimum Bid Price Requirement and the Company would not be delisted. As of June 24, 2025, the Company is in full compliance with all continued listing standards of the Nasdaq Capital Market.

Item 3.02              Unregistered Sale of Equity Securities.

The disclosure of the Offering under Item 1.01 above is incorporate herein by reference.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

              In accordance with the Purchase Agreement described under Item 1.01 above, on June 20, 2025, the Board increased the size of the Board from four to five persons and appointed Eric Boehnke and Youngsun Park, a/k/a Sunny Park, to the Board as nominees of the Purchaser, each to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal.

              Under the Purchase Agreement, the Purchaser will have the right to designate two members for election to the Board for so long as any of the shares of Class B Preferred Stock remain outstanding and beneficially owned by the Purchaser, and the Company has agreed to continue to nominate such designees for election to the Board at any annual or special meetings of stockholders.

              Mr. Boehnke is the principal of Big Sky Management Ltd., a firm providing corporate finance advisory services to private and public companies since 1999. Over a 25-year career, Mr. Boehnke has been an officer and director of several public companies, assisting them in financing, mergers and acquisitions. Mr. Boehnke was a founder of Terrace Energy a company listed on the Toronto Stock Exchange and served as their CEO from June 2011 through October 2013. With Terrace, Mr. Boehnke was involved in raising more than $150 million of capital through both debt and equity financings and was instrumental in developing the Company’s portfolio of oil and gas assets and hiring of all the executive management. Holding various executive roles, Mr. Boehnke demonstrated team management skills while successfully advancing multiple projects at the same time. Mr. Boehnke has provided financial solutions for both small and large cap companies across all business sectors and across the entire capital structure, including financings (debt, equity, IPO) and mergers and acquisitions. Mr. Boehnke holds a BSc from the University of Toronto.

              Ms. Park is a seasoned attorney and trusted advisor with over two decades of experience in estate planning, tax law, civil litigation, and legal strategy - enhanced by a strong background in public policy and governance. As the first Asian American Pacific Islander (AAPI) woman to serve as Mayor of Buena Park and as a City Council Member (2018 to 2022), she brings unique insight into how legal, business, and governmental systems intersect. Ms. Park currently serves as a housing attorney at Community Legal Aid SoCal, where she handles civil litigation matters, federal housing policy, and property-related disputes. Previously, she was Of Counsel at Asher Law Group in Century City, California, advising high-net-worth individuals and business owners on estate planning, succession strategies, and asset protection from 2007 to 2023. Her LL.M. in Taxation from NYU School of Law has provided her with the technical depth to support complex legal and financial matters throughout her career.

In addition to her legal background, Ms. Park has extensive experience working with regulatory processes, public-private partnerships, and government incentive programs. Her public service includes appointments to the California Board of Accountancy (2017–2018), the Orange County Fire Authority (2021–2022), and the Southern California Association of Governments (2021–2022), among others. Her work has contributed to infrastructure projects, economic development, renewable energy policies, and housing initiatives across Southern California. In recognition of her contributions to the community, she received the Presidential Gold Medal for Volunteerism in 2016. Ms. Park holds an LL.M. in Tax Law from New York University, a J.D. from Golden Gate University, and a B.A. from Yonsei University.

              Except as set forth herein above, there are no other arrangements or understandings between Mr. Boehnke, Ms. Park and any other person pursuant to which they were appointed as directors of the Company, and neither Mr. Boehnke or Ms. Park has any interests in any transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure of the Class A Preferred Stock and Class B Preferred Stock under Item 1.01 above is incorporate herein by reference.

Class A Preferred Stock:

The following are the material terms of the Class A Preferred Stock:

Amount. 2,069,065 shares of Class A Preferred Stock are authorized. The maximum number of shares of Class A Preferred Stock that will be issued will be equal to aggregate amount of (i) the issued and outstanding shares of Common Stock, and (ii) Common Stock equivalents, if any, entitled to dividends and distributions on the Common Stock, in each case as of a record date to be fixed by the Board that will be no later than July 11, 2025.

Redemption. The Class A Preferred Stock will be subject to automatic redemption on the date of an Asset Sale. The Redemption of Class A Preferred Stock shall occur no later than sixty (60) days following the closing of any Asset Sale, which shall not exceed one hundred eighty (180) days from the initial closing of any Asset Sale. "Net Proceeds" shall mean 100% of the gross proceeds of the Asset Sale (which may occur in one mor more transactions) less all transaction expenses, liabilities and obligations relating to the Asset Sale, including but not limited to payments, fees and/or severance packages to or related to bankers, consultants, advisors, employees, executives, leases and other property related obligations. Net Proceeds shall include a further deduction for any obligations, expenses, payables, accrued liabilities of any kind (contractual or otherwise) of the Company, or any of its subsidiaries, which remain as liabilities of the Company or any of its subsidiaries and that are not otherwise sold as part of the Asset Sale, other than payments or expenses required to be paid in conjunction with the reporting obligations and maintenance of the Company as a listed reporting issuer.

Dividends. Class A Preferred Stock is entitled to 100% of any dividends with respect to proceeds of the sale of any Asset Sale or sale of the equity securities or assets of ClearOne Holdings, LLC that are not in the form of the redemption of the Class A Preferred Stock. The Class A Preferred Stock shall rank pari passu with the Class B Preferred Stock and the Common Stock with respect to any other distributions that are not a liquidation event.

Liquidation. The Class A Preferred Stock ranks senior to the Common Stock and Class B Preferred Stock solely with respect to the net proceeds received by the Company from the liquidation or sale of the equity securities or assets of ClearOne Holdings, LLC. The Class A Preferred Stock will not participate in any other liquidation proceeds of the Company and shall rank junior to all indebtedness of the Company with respect to rights upon a liquidation, winding-up and dissolution of the Company.

Conversion. The Class A Preferred Stock is not convertible into Common Stock or any other securities of the Company.

Voting. The Class A Preferred Stock has no voting rights.

The description of the Class A Preferred Stock set forth above is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation for the Class A Preferred Stock, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Class B Preferred Stock:

The following are the material terms of the Class B Preferred Stock:

Amount. 5,100 shares of Class B Preferred Stock are authorized.

Conversion. The Class B Preferred Stock is convertible into shares of Common Stock based on the stated value of $1,000 per share plus any accrued and unpaid dividends on the Class B Preferred Stock divided by the $6.008 Class B. Conversion Price, with the number of whole shares of Common Stock rounded down to the nearest whole share upon conversion and fractional shares paid in cash based on the fair market value of the Common Stock on the date of conversion. At issuance, each share of Class B Preferred Stock is convertible in 166.4447 shares of Common Stock. After the Class A Preferred Stock has been distributed to holders of a Common Stock as a dividend, the Class B Preferred Stock may be converted to Common Stock at any time at the election of the holder, and will be subject to automatic conversion to Common Stock upon the earlier to occur of (i) the closing of the Company's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or Form S-3 under the Securities Act, the public offering price of which is not less than the Class B Conversion Price in the aggregate, or (ii) the date, or the occurrence of an event, specified by vote or written consent or agreement of the holders of a majority of the then-outstanding shares of Class B Preferred Stock.

Dividends. The Class B Preferred Stock is entitled to receive dividends when, as and if legally declared by the Board. If the Board declares a dividend on the Common Stock, it shall pay an equal dividend on the Class B Preferred Stock, on an as-if converted basis.

Liquidation. The Class B Preferred Stock ranks senior to the Common Stock with respect to rights upon a liquidation, winding-up and dissolution of the Company.

Maturity and Redemption. The Class B Preferred Stock is perpetual and is not redeemable at the option of the holder or the Company at any time.

Voting. Each share of Class B Preferred Stock is entitled to vote with Common Stock on all matters submitted to a vote of the stockholders on an as converted basis, with the number of shares of Common Stock (after aggregating all shares into which shares of Class B Preferred Stock held by each holder could be converted) will be rounded to the nearest whole number (with one half being rounded downward).

Board Designation Rights. For as long as the Class B Preferred Stock remains outstanding, the holders of a majority of the Class B Preferred Stock shall have the right to nominate two individuals to the Company's Board. If any nominee is not elected to the Board by the stockholders, the holders shall have the right to select a different nominee, and the Board is obligated to fill the vacancy with such nominee.

Protective Provisions. For as long as the Class B Preferred Stock remains outstanding, the consent of holders of seventy-five percent (75%) of the then issued and outstanding shares of Class B Preferred Stock shall be required for the Company to undertake certain actions relating to fundamental business changes, the payment of dividends, incurring indebtedness, the issuance of new classes of securities and other actions customarily subject to protective provisions in transactions of this nature that materially adversely affect the rights or privileges of the Class B Preferred Stock.

The description of the Class B Preferred Stock set forth above is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation for the Class B Preferred Stock, a copy of which is filed herewith as Exhibit 3.2 and incorporated herein by reference.

The Company filed the Preferred Stock Designations with the Secretary of State of the State of Delaware on June 24, 2025.

Item 8.01              Other Events.

On June 20, 2025, the Company implemented a reduction in force ("RIF") affecting a significant portion of its workforce as part of a broader operational scaling initiative. This action was taken in connection with the Company's ongoing strategic process and in support of its previously disclosed plan to pursue one or more transactions, including the Asset Sale as contemplated by the Purchase Agreement described under Item 1.01 above.

While the Company is significantly limiting its business activities during this transitional period, it will continue to sell and ship existing inventory and maintain a reduced sales staff and warehouse support to facilitate these activities. The Company will also continue to provide product support and honor warranty obligations to existing customers.

In addition, the Company is retaining accounting and information technology personnel necessary to ensure continued compliance with its public reporting obligations under the Securities Exchange Act of 1934, as amended, and to maintain its listing on the NASDAQ Capital Market.

The Company believes these measured steps will enable it to preserve value, manage costs, and maintain continuity for its customers and stakeholders while it evaluates and pursues the Asset Sale and one or more strategic alternatives.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Exhibit Title

3.1	Certificate of Designation of Class A Redeemable Preferred Stock.
3.2	Certificate of Designation of Class B Convertible Preferred Stock.
10.1	Note Purchase Agreement dated June 20, 2025 by and between ClearOne, Inc. and First Finance Ltd.
10.2	$3,000,000 Principal Amount Convertible Note dated June 20, 2025.
104.1	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE, INC.

Date: June 25, 2025	By:	/s/ Derek Graham
Derek Graham
Chief Executive Officer